UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2019

Merchants Bancorp

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-38258	20-5747400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 North Meridian Street, Suite 400
Carmel, Indiana 46032

(Address of Principal Executive Offices) (Zip Code)

(317) 569-7420

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2019, Merchants Bancorp (“Merchants”) and Merchants Bank of Indiana entered into an Underwriting Agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P. (“Underwriter”), pursuant to which Merchants agreed to sell, and the Underwriter agreed to purchase, subject to and upon the terms and conditions set forth therein, an aggregate of 2,000,000 shares of Merchants’ 7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock with a liquidation value of $25 per share. Merchants granted the Underwriter a 30-day option to purchase 300,000 additional shares. The Underwriting Agreement contains various representations, warranties and agreements by Merchants, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement set forth above is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The offering was made pursuant to an effective shelf registration statement and is expected to close March 28, 2019, subject to customary closing conditions.

Item 8.01 Other Events.

On March 21, 2019, Merchants issued a press release announcing the pricing of the underwritten public offering of shares of Merchants’ 7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock. The press release has been attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated March 21, 2019, by and among Merchants Bancorp, Merchants Bank of Indiana and Sandler O’Neill & Partners, L.P.
99.1	Press Release dated March 21, 2019 issued by Merchants Bancorp

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS BANCORP

Date: March 25, 2019	By:	/s/ John F. Macke
Name: John F. Macke
Title: Chief Financial Officer

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